UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 6, 2012

Ciber, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-13103	38-2046833
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

6363 South Fiddler’s Green Circle, Suite 1400, Greenwood Village, Colorado	80111
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (303) 220-0100

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02.  Results of Operations and Financial Condition.

On November 6, 2012, Ciber, Inc. (the “Company”) issued a press release relating to the Company’s earnings for the third quarter of fiscal year 2012 (the “Earnings Release”).  A copy of the Earnings Release is attached as Exhibit 99.1 to this Current Report on Form 8-K.  The information furnished under this Item 2.02, including Exhibit 99.1 attached hereto, shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, except as shall be expressly set forth by specific reference to such filing.

In connection with the issuance of the Earnings Release, the Company is holding a public conference call and webcast on November 6, 2012 at 9:00 a.m. Mountain Time.  Information regarding access to the conference call and webcast is set forth in the Earnings Release.

Item 2.05.  Costs associated with Exit or Disposal Activities.

On November 5, 2012, we approved a corporate restructuring plan.  As a result, we anticipate recording restructuring charges in the fourth quarter of 2012 and in the first quarter of 2013.  This plan will commence in the fourth quarter of 2012 and relates primarily to the consolidation of our real estate footprint, as well as organizational changes designed to simplify business processes, move decision-making closer to the marketplace and create operating efficiencies.  We currently estimate the total amount of the restructuring charges to be approximately $14 million, of which approximately $4 million will be non-cash charges related to stock compensation, estimated lease exit costs and fixed-asset write-downs related to facility closures.  The estimated restructuring expenses include approximately $8 million related to personnel severance and related benefits, and approximately $6 million related to the closure of 15 offices and the consolidation of those locations into other existing Ciber locations, mostly in North America.  We expect the above restructuring activities to be completed by the end of 2013.  Pre-tax savings from the initiatives of approximately $7 million in 2013 and $11 million in 2014 and each year thereafter are expected.

Item 9.01(d).  Exhibits.

Exhibit No.	Description
99.1	Press Release dated November 6, 2012 Reporting Third Quarter 2012 Results.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned, thereunto duly authorized.

CIBER, INC.

Date: November 6, 2012	By:	/s/ Claude J. Pumilia
Claude J. Pumilia
Chief Financial Officer, Executive Vice President and Treasurer

EXHIBIT INDEX

Exhibit No.	Description

99.1	Press Release dated November 6, 2012 Reporting Third Quarter 2012 Results.